Exhibit 10.3

AGREEMENT

Party A : Dynacq Healthcare, Inc., formerly Dynacq International, Inc.

Party B : Shanghai International Automobile City Spare Parts Assembly Inc.

Party C : Shanghai De an Hospital Inc.

Party A signed a development agreement on a tract of land located at Muoyu Road northwest, Anting Town, Jiading District, Shanghai on November 14, 2003. Party C had started the development procedures with Jiading District Housing and Land Administration Bureau on May 6, 2005. Due to the delay in developing the project, Shanghai City Housing and Land Administration listed the project as inactive. After discussion and negotiation, Parties A, B and C agreed to the following resolutions:

Party A and C will give up the right to develop the project with Jiading District Housing and Land Administration Bureau and return the land to Party B for development.

Party B will refund RMB $28,160,000 to Party C for the land of 114,505 square meters.

Part B will compensate Party C for the economic loss of RMB $12,320,000 for acquisition of the right to the land due to delay in development beyond its control.

Ten days after this Agreement date, Party B will pay Party C RMB $28,160,000. Within one month after the completion of all procedures with Jiading Housing and Land Administration Bureau, Party B will pay Party C RMB $12,320,000. If Party B does not pay Party C on a timely basis, Party B will pay Party C RMB $30,000 per day until fully paid.

Parties A and C guarantee that there is no lien on the land and will fully responsible for all economic disputes arising before this Agreement date, and Party B has no responsibility for the disputes.

This Agreement has to be signed and stamped by the legal representatives of Parties A, B and C to be effective provided that Parties A and C have submitted notice of giving up the right for the land and asked for a refund with Jiading Housing and Land Administration Bureau.

This Agreement has seven copies. Each of parties A, B and C has two copies and Jiading Housing and Land Administration Bureau has one copy.

Party A : Dynacq Healthcare, Inc., formerly Dynacq International, Inc.

/s/ Chiu Moon Chan

    Chiu Moon Chan, Legal Representative

Party B : Shanghai International Automobile City Spare Parts Assembly, Inc.

/s/ Sun Yi Qun

Legal Representative

Party C : Shanghai De An Hospital, Inc.

/s/ Chiu Moon Chan

Chiu Moon Chan, Legal Representative

Date: July 11, 2008